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Keystone Automotive Industries, Inc.

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General Manager Talking Points to the Branch Team

Announcement

•	This morning Keystone and LKQ each announced the signing of a merger agreement.
•	Effectively what this means is that LKQ will purchase all of the outstanding shares of stock of Keystone for cash for $48.00 per share.

Who is LKQ?

•	For those of you who do not know, LKQ is a public company whose primary line of business is recycled parts and salvage yards.
•	They are slightly larger than Keystone (Keystone $700M in sales, LKQ $800M in sales.)
•	They do have an aftermarket parts business but it is currently a much smaller portion of their business compared to salvage — and compared to our aftermarket business.
•	Similar to Keystone, they have grown their business by acquiring and adding companies. They are a family of acquisitions just like Keystone.

Why is LKQ buying us?

•	They are buying us because we are a first class organization with great people.
•	The Keystone team has built a company recognized as a leader in the aftermarket parts industry.
•	We have built a reputation in this market for quality and great customer service.
•	LKQ is buying Keystone because they have great respect and admiration for what each of us has created. They respect and value our team.

What has made us successful?

•	Our customers do not buy from us because we have the Keystone name on our building or shirts.
•	(if applicable) Many of our current team members already know this because we used to have a different name on our shirt before we became a part of Keystone.
•	They buy from people they can count on and from people with whom they have the strongest relationship.
•	It is the people that create the success of the company and our team that has created the success of Keystone.

What is the opportunity for us and our customers?

•	Our new company would have over $1.5B in annual sales.
•	What does this mean? It means that we will be an even stronger company with more resources than we had before.
•	We are very strong in aftermarket parts and they are very strong in OEM recycled parts.
•	We expect that, combined, we can compete more effectively with the car companies and create even more reasons for customers to buy from us.
•	We also expect the new company to have excellent growth potential which means new opportunities for all of us.
•	We expect this to be a “WIN–WIN–WIN” . . . for the Keystone Team — the LKQ Team — and the Customers.

What happens next?

•	At this point, there is only an agreement to merge.
•	As public companies, there are some filings and regulatory and shareholder approvals we have to go through before the deal is final and closed. This will probably take a few months.
•	Until then, we are still separate companies and it is very important that we do business as usual.

What will change?

•	Everyone probably has a lot of questions about what will change. Right now we don’t have answers to all the questions that you might have.
•

Starting soon and continuing many months into the future the two companies will get to know each other better — learning where the strengths are and how we can bring more value or offer more products to our customers.

•	Our Regional Manager (insert name) and our VP (insert name) have committed to me to communicate new information as it becomes available.

The most important message:

•	Today, our mission to provide the best service and quality parts to our customers has not changed. This is what we do best.
•	In fact, we want to be more successful than we have ever been before. We want to prove to the new combined company just how valuable and successful this team is.
•	The best way we can do that is to continue to meet or exceed our budgets.

What do we say to customers?

•	As soon as today, customers may start asking us about this deal and what it means. They too may ask questions that we do not know the answers yet. But what we do know and can tell them is that:
o	They are skilled in recycled and we are skilled in the aftermarket.
o	Being a larger company gives new opportunities to provide better service and better parts. This merger could open up a whole bunch of new opportunities that will allow us to be an even better supplier to them in the future than we were in the past.
o	We are going to continue on our mission to provide the best quality parts in the aftermarket.
o	LKQ values our Keystone team members and recognizes the strong relationships that have taken years to build with our customers.
o	If you order parts tomorrow, I am the one that will bring them to you (or talk to you on the phone). If you have a problem, I’m the one that can take care of it — no different than last week.

Even though some customers will expect change, pretty soon, as we continue to do what we do best, they will recognize that we are the same company who works hard everyday to earn their business.

It is okay if customers ask questions that you can’t answer. We need to tell the customer that we’ll get back to them. Bring those questions back to your manager or me, and we’ll discuss the appropriate response.

Additional Information and Where to Find It:

In connection with the proposed merger, Keystone has agreed to file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”). Keystone’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Keystone and the proposed transaction. The proxy statement will be mailed to the stockholders of Keystone. Investors, security holders and other interested parties may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free by going to Keystone’s Investor Relations page on its corporate website at www.keystone-auto.com or by directing such request to Keystone Automotive Industries, Inc., 655 Grassmere Park Drive, Nashville, TN 37211, Attn: Corporate Secretary.

In addition, Keystone and its officers and directors may be deemed to be participants in the solicitation of proxies from Keystone’s stockholders with respect to the proposed transaction. Information concerning the interests of Keystone’s participants in the solicitation is set forth in the company’s proxy statements and Annual Reports on Form 10-K, and any interests that Keystone’s participants have in the proposed transaction will be available in the proxy statement to be filed in connection with the proposed transaction.

Vice President Talking Points to General and Regional Managers

Good morning — How is everyone this morning?

•	Just a few minutes ago a press release went out to the public markets stating that we have signed a merger agreement with LKQ.

•	In effect, LKQ will be acquiring Keystone.

•	Our Board of Directors as well as LKQ’s Board have agreed on a deal in which all Keystone shareholders will be paid $48.00 cash for each Keystone share.
o	This represents a significant premium over our current market value

•

All Keystone managers’ restricted stock will vest upon the closing of this deal according to the terms of the agreement and all options both vested and non-vested will vest at $48.00 and be paid at that amount less the strike price on or near the closing date.

o	Of course all of this is subject to applicable taxes

•

The new entity will be a very strong company; with Keystone sales last year of over $700M and LKQ sales last year of almost $800M, the new entity would have combined revenues of over $1.5B and will have a very significant presence in alternative parts, aftermarket, remanufactured and recycled.

•	The new entity will have far greater power and resources to fight the car companies’ monopolistic tactics and will be a more stable company with a less volatile stock price.

•	It will have greater growth potential than each company has on its own, and will provide significant career opportunities for the best people — I am speaking specifically about each of you.

•	Why would LKQ put such a large offer on the table to acquire Keystone?

o	Because they understand that Keystone the company and Keystone’s team are both the best in the business.
o	They respect our accomplishments in the aftermarket and admire the team that accomplished them.

•	I understand that this is shocking news and probably unwelcome by some of you.

o	Please remember that most of Keystone was acquired somewhere along the way, and we’ve all been personally successful because of it.
o	This merger should be looked at no differently.

•

It’s all about creating a strong, growing business that provides increasing opportunities for our valued Team Members. Rick Keister has been told by Joe Holsten, LKQs CEO, that it doesn’t matter which company people come from, they want the people who have demonstrated success. It’s these productive, hardworking Team members, the Keystone Team Members, who care about customer service who will have greater opportunity in the new company than they have today.

•	You might question that if these two businesses will be better off as one, why didn’t we buy LKQ?

o	It’s pretty simple:
•	LKQ’s market capitalization — that is, the total value of their company (their stock price multiplied by the number of shares outstanding) — is currently about $1.4B.
•	Ours is about half as much at $720M today.
•	With today’s announcement, our stock should jump in value to about $800M tomorrow.

•	The fact is, they are able to borrow the money to buy us, and we are not able to borrow the money to buy them.

•	This agreement was approved by the Board of Directors and signed late yesterday. We received both legal and financial advice as we have a legal responsibility to do what is best for the shareholders.

•

Each of you are professionals, and you manage a great publicly owned company. Frankly, even if you don’t like this, your only legal and moral choice is just like mine: do the best you can by our shareholders, the owners of the company — that’s the legal responsibility — and do the best you can by our 4000 Team Members — that’s our moral responsibility.

•

We, and more importantly the 4000 people that work for us, need your leadership to emphasize the positives in this merger, and amplify them for everyone to hear loud and clear. We are where we are and it’s a good place to be. Now, let’s make it better. As a matter of fact, let’s continue the path to make a GREAT company.

So, here are my expectations of each of you.

•	Each of you make your living in the public corporate world — love it or hate it, it is what it is.

o	It’s up to you to make the most of it and those who are under your leadership are your responsibility — it’s your leadership that enables their success.

•	If our team hears negative comments from you — you will jeopardize their potential in the future.

•	As soon as we finish this call, we will be sending you some talking points to give to your salesmen and ISCs to help them focus on the positives with their customers.

•

The most important thing that each of us must do is maintain our integrity and truthfulness throughout this process. We must be honest and talk about what we know and what principles we believe to be true. For example “the best people always have great opportunities” and “larger companies offer greater opportunities.”

•	We must not speculate — the fact is, we don’t know at this moment exactly what the plans will be and neither does LKQ.

•	Joe Holsten, LKQ’s CEO, has assured me that the Keystone brand and our people are highly important to him and his board of directors.

•	You can imagine, there is a myriad of details to be worked out between now and the fall when this deal will close.

•

Your mission today is to communicate fairly and honestly with each of our team members and then get everyone back to work taking care of customers as quickly as reasonable. We cannot afford to let this announcement affect our performance.

o	If we allow our Team Members to drift into wondering what will happen and spending time dreaming up all sorts of terrible scenarios, we will lose our way and the team will lose its value to the combined company.

•	Remember this merger from any individual’s perspective is what they make of it.

o	It’s either terrible — in which case they will be right and it will be terrible

OR

o	It will be a real opportunity — in which case they will be right and it will be a chance for the best to rise far above the opportunity they have today.

•

In the end it’s all up to you and how you deliver the message. The future success of your team members and their families depends on you choosing to lead the way through this new and exciting opportunity.

•	Please step up and give this your very best today and in the coming few months and make this a great experience and success for you and your team.

Additional Information and Where to Find It:

In connection with the proposed merger, Keystone has agreed to file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”). Keystone’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Keystone and the proposed transaction. The proxy statement will be mailed to the stockholders of Keystone. Investors, security holders and other interested parties may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free by going to Keystone’s Investor Relations page on its corporate website at www.keystone-auto.com or by directing such request to Keystone Automotive Industries, Inc., 655 Grassmere Park Drive, Nashville, TN 37211, Attn: Corporate Secretary.

In addition, Keystone and its officers and directors may be deemed to be participants in the solicitation of proxies from Keystone’s stockholders with respect to the proposed transaction. Information concerning the interests of Keystone’s participants in the solicitation is set forth in the company’s proxy statements and Annual Reports on Form 10-K, and any interests that Keystone’s participants have in the proposed transaction will be available in the proxy statement to be filed in connection with the proposed transaction.

Talking Points for the Merger Announcement at the Nashville Meeting

•	Good morning — How is everyone this morning?

•	This morning a press release went out to the public markets stating that we have signed a merger agreement with LKQ.

•	In effect, LKQ will be acquiring Keystone.

•

Our Board of Directors as well as LKQ’s Board have agreed on a deal in which all Keystone shareholders will be paid $48.00 cash for each Keystone share, which represents a significant premium over our current market value

•

The new entity will be a very strong company with Keystone sales last year of over $700M and LKQ sales last year of almost $800M, the new entity would have combined revenues of nearly $1.5B this year and will have a very significant presence in alternative parts, aftermarket, remanufactured and recycled.

•	The new entity will have far greater power and resources to fight the car companies’ monopolistic tactics and will be a more stable company with a less volatile stock price.

•	The new company will have greater growth potential than each company has on its own, and will provide significant career opportunities for our people — I am speaking specifically about each of you.

•	Why would LKQ put such a large offer on the table to acquire Keystone?

o	Because they understand that Keystone the company and Keystone’s team are both the best in the business.
o	They respect our accomplishments in the aftermarket and admire the team that accomplished them.

•	I understand that this is shocking news and probably unwelcome by a few of our old-timers and maybe others.

o	Please remember that most of Keystone was acquired somewhere along the way, and we’ve all been personally successful because of it.
o	This merger should be looked at no differently.

•

It’s all about creating a strong, growing business that provides increasing opportunities for our valued Team Members. I’ve been told by Joe Holsten, LKQs CEO, that it doesn’t matter which company people come from, they want the people who have demonstrated success. It’s these productive, hardworking Team members, the Keystone Team Members, who care about customer service who will have greater opportunity in the new company than even they have today.

•	You might question that if these two businesses will be better off as one, why didn’t we buy LKQ?

o	It’s pretty simple:
■	Their market capitalization — that is, the total value of their company (their stock price multiplied by the number of shares outstanding) — is currently about $1.4B.
■	Ours is about half as much at $720M today.
■	With today’s announcement, our stock should jump in value to about $800M tomorrow.

•	The fact is, they are able to borrow the money to buy us, and we are not able to borrow the money to buy them.

•	This agreement was approved by the Board of Directors and signed late yesterday. We received both legal and financial advice as we have a legal responsibility to do what is best for the shareholders.

•

Each of you are professionals and you help manage a great publicly owned company. Frankly, even if you don’t like this, your only legal and moral choice is just like mine: to do the best you can by our shareholders, the owners of the company — that’s the legal responsibility; and do the best you can by our 4000 Team Members — that’s our moral responsibility.

•

We, and more importantly the 4000 people that work with us, need your leadership to emphasize the positives in this merger and amplify them for everyone to hear loud and clear. We are where we are and it’s a good place to be. Now, let’s make it better. As a matter of fact let’s continue the path to make a GREAT company.

So here are my expectations of each of you.

•	Each of you make your living in the public corporate world — love it or hate it, it is what it is.
o	It’s up to you to make the most of it and those who are under your leadership are your responsibility — it’s your leadership that enables their success.

•

The most important thing that each of us must do is maintain our integrity and truthfulness throughout this process. We must be honest and talk about what we know and what principles we believe to be true. For example “the best people always have great opportunities” and “larger companies offer greater opportunities.”

•	We must not speculate — the fact is, we don’t know at this moment exactly what the plans will be and neither does LKQ.

•	Joe Holsten, LKQ’s CEO, has said this morning that the Keystone name and our people are highly important to him and his board of directors.

•	You can imagine, there is a myriad of details to be worked out between now and the fall when this deal will close.

•

Our mission today is to communicate fairly and honestly with each of our team members and then get everyone back to work doing what we do best. We cannot afford to let this announcement affect our performance.

•	Remember this merger from any individual’s perspective is what they make of it.
o	If we view it to be a real opportunity, we will be right — it will be a chance for the best to rise far above the opportunity they have today.

•	The future success of our team members and their families depends on how we to lead the company through this new and exciting opportunity.

•	Please step up and give this your very best today and in the coming few months and make this a great experience and success for you and your team.

Additional Information and Where to Find It:

In connection with the proposed merger, Keystone has agreed to file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”). Keystone’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Keystone and the proposed transaction. The proxy statement will be mailed to the stockholders of Keystone. Investors, security holders and other interested parties may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free by going to Keystone’s Investor Relations page on its corporate website at www.keystone-auto.com or by directing such request to Keystone Automotive Industries, Inc., 655 Grassmere Park Drive, Nashville, TN 37211, Attn: Corporate Secretary.

In addition, Keystone and its officers and directors may be deemed to be participants in the solicitation of proxies from Keystone’s stockholders with respect to the proposed transaction. Information concerning the interests of Keystone’s participants in the solicitation is set forth in the company’s proxy statements and Annual Reports on Form 10-K, and any interests that Keystone’s participants have in the proposed transaction will be available in the proxy statement to be filed in connection with the proposed transaction.

Merger Talking Points for Salespersons to Customers

•	“Did you hear the news? Keystone and LKQ are merging into one company.”

•	This will be awesome for customers and for us — the biggest and the best aftermarket company combined with the biggest and the best OEM recycled company. It is a win-win situation.

•	Just like always, I figure if I keep doing a good job for you, it will be good for you and good for me.

•	We will always do our best to provide you the best parts in the business.

•	We are told this merger won’t be final until the fall at the earliest so for now it’s business as usual.

•

You can be assured that if you order parts from Keystone tomorrow, I’m going to be the one to bring them to you, and if you have a problem tomorrow, I’m going to be the one that can take care of it — no different than it had been.

•	Customer: “Will I be able to buy LKQ recycled parts from Keystone?”
o	Answer: At this point we are two separate companies but in the future this is certainly possible.

•	Customer: “Will Keystone honor LKQs pricing if it lower?”
o	Answer: At this point we are two separate companies but just like any competitor our policy is to…[do what you would have done in the past to answer this question].

•	Customer: “If Keystone does not have a part in stock, can my salesperson get it from LKQ?”
o	Answer: We are two separate companies until the transaction is finalized, which is expected to be in the fourth calendar quarter of this year but we might begin to buy and sell to each other.

•	Customer: “Will you still be our sales rep?”
o	Answer: I have every intention of continuing our relationship, and would hope we can strengthen it even more.

•	As you might imagine, the combined company will be very strong, with a national network of around 260 distribution centers to better serve you with a wider selection of collision parts.

•	Obviously we will keep you informed as best we can about developments.

•	The company anticipates that the transaction will be finalized in the last quarter of calendar 2007.

•

As we move ahead, we expect to be doing the same things that made us great for more than 60 years — providing the highest quality aftermarket parts available anywhere, having the best team and providing you with great customer service.

Additional Information and Where to Find It:

In connection with the proposed merger, Keystone has agreed to file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”). Keystone’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Keystone and the proposed transaction. The proxy statement will be mailed to the stockholders of Keystone. Investors, security holders and other interested parties may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free by going to Keystone’s Investor Relations page on its corporate website at www.keystone-auto.com or by directing such request to Keystone Automotive Industries, Inc., 655 Grassmere Park Drive, Nashville, TN 37211, Attn: Corporate Secretary.

In addition, Keystone and its officers and directors may be deemed to be participants in the solicitation of proxies from Keystone’s stockholders with respect to the proposed transaction. Information concerning the interests of Keystone’s participants in the solicitation is set forth in the company’s proxy statements and Annual Reports on Form 10-K, and any interests that Keystone’s participants have in the proposed transaction will be available in the proxy statement to be filed in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.